CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement
(No. 33-69804) for the Nicholas Equity Income Fund, Inc.


                                   /s/ ARTHUR ANDERSEN LLP


                                   ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
July 24, 2000